EXHIBIT 4.12


                                            RESTRICTED SHARES AGREEMENT

         THIS  RESTRICTED  SHARES  AGREEMENT  is entered into as of May 1, 2000,
between  ____________  (the  "Recipient")  and  LITTELFUSE,   INC.,  a  Delaware
corporation (the "Corporation"), with reference to the following facts:

          A. Pursuant to the 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. (the "Plan"), the Corporation is authorized to grant awards of rights ("Restricted Units") to acquire shares of its Common Stock, $.01 par value (the "Common Stock"), on a restricted basis as provided in the Plan to officers, directors and employees of the Corporation or any Subsidiary as a reward for past performance or as an incentive for future performance.

          B. The Corporation desires to grant Restricted Units to the Recipient.

         NOW, THEREFORE, IN CONSIDERATION of the foregoing facts and other good and valuable consideration, the parties hereto hereby agree as follows:

                    1. Grant of Restricted Units. The Corporation hereby grants to the Recipient Restricted Units entitling the Recipient to acquire up to _________ shares of the Common Stock (hereinafter referred to as the "Maximum Restricted Shares Amount"), subject in all respects to the provisions of the Plan and the terms and conditions set forth herein.

                    2. Number of Restricted Shares Deemed Earned. (a) The number of shares of the Common Stock which the Recipient shall be entitled to be issued or paid for in cash pursuant to this Agreement shall be determined pursuant to the following formula (hereinafter said shares shall be referred to as the "Restricted Shares" and said number of shares resulting from said formula shall be referred to as the "Earned Restricted Shares Amount"):

                            (i) The Recipient  shall be deemed to have earned no
                  Restricted Shares in the event that EBITDA Growth is less than 10% or Average RONTA is less than 15%.

                           (ii) The Recipient shall be deemed to have earned 20%
                  of the Maximum Restricted Shares Amount if EBITDA Growth is equal to or greater than 10% but less than 11%, and Average RONTA is equal to or greater than 15% but less than 16%. For each full percentage point above the EBITDA Growth minimum of 10%, the recipient will earn an incremental 8% of the Maximum Restricted Shares Amount, up to a maximum of an additional 40% of the Maximum Restricted Shares Amount. Additionally, for each full percentage point above the Average RONTA minimum of 15%, the recipient will earn an incremental 8% of the Maximum Restricted Shares Amount up to a maximum of an additional 40% of the Maximum Restricted Shares Amount. Therefore, the Maximum Restricted Shares Amount is earned only when EBITDA Growth is equal to or greater than 15% and Average RONTA is equal to or greater than 20%. The chart attached hereto as Exhibit A illustrates the application of the foregoing formula.

                   (b) As used herein, the term "EBITDA" shall mean the consolidated net income of the Corporation for each of the 2000, 2001 and 2002 fiscal years of the Corporation (hereinafter said three (3) year period is referred to as the "Performance Period"); provided, however, that in calculating said consolidated net income, no deductions shall be made for any interest, taxes, depreciation or amortization.

                   (c) As used herein, the term "EBITDA Growth" shall mean the compound annual growth rate in EBITDA from fiscal year 1999 through fiscal year 2002 defined mathematically as follows (but expressed as a percentage):

               EBITDA Growth = (fiscal year 2002 EBITDA / fiscal year 1999 EBITDA)1/3 - 1

                   (d) As used herein, the term "RONTA" shall mean the percentage return on net tangible assets for the Corporation for each of the fiscal years of the Corporation during the Performance Period, calculated for each such fiscal year by dividing the consolidated net income of the Corporation for such fiscal year by the average of the amounts of (x) the total assets minus the total intangible assets minus the total current liabilities of the Corporation at the beginning of such fiscal year and (y) the total assets minus the total intangible assets minus the total current liabilities of the Corporation at the end of such fiscal year; provided, however, that current liabilities shall not include the current portion of long term debt for purposes of this calculation.

                   (e) As used herein, the term "Average RONTA" shall mean the average RONTA for each of the three fiscal years of the Corporation during the Performance Period.

                   (f) To the extent applicable, all calculations of EBITDA and RONTA, and the components thereof, shall be made in accordance with generally accepted accounting principles consistently applied.

                   (g) In the event that the Corporation shall amend its financial statements for any of its fiscal years 2000, 2001 or 2002 at any time after March 15, 2003, and before January 2, 2006, so that any of the items used to calculate EBITDA or RONTA for any of those fiscal years are materially changed, the Committee, in its discretion, may make appropriate adjustments to the number of Restricted Shares deemed earned pursuant to Section 2 hereof.

                   (h) In the event that the Corporation or any Subsidiary shall be a party to any merger or consolidation or acquisition of assets, shall sell all or substantially all of its assets or enter into any other transaction which, in the good faith opinion of the Committee, will have a material effect (either positive or negative) on EBITDA or RONTA during the Performance Period or the ability of the Recipient to obtain the economic benefit contemplated by this Agreement, the Committee shall appropriately and reasonably adjust the formula contained in Section 2(a) to provide the Recipient with substantially the same opportunity to obtain substantially the same economic benefit that the Recipient would have if said transaction had not been entered into, said adjustment to be evidenced in a writing delivered by the Corporation to the Recipient.

                   (i) In the event that at anytime from and after the date hereof to and including January 2, 2003, there shall occur any changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations, exchanges of shares, separations, reorganizations, liquidations and the like, the Committee shall appropriately and reasonably adjust the Maximum Restricted Shares Amount, the Earned Restricted Shares Amount, the number of any earned but unissued Restricted Shares and/or the amount of any earned but unpaid Restricted Payments.

                    3. Issuance of Restricted Shares. In the event that the Recipient is deemed to have earned any Restricted Shares pursuant to the provisions of Section 2 hereof, a certificate or certificates representing that number of shares of the Common Stock which is equal to one-half (1/2) of the Earned Restricted Shares Amount shall be issued in the Recipient's name as of March 15, 2003, and as soon as reasonably practical after the delivery by the Recipient to the Corporation of a stock power signed in blank by the Recipient with respect to such Restricted Shares and in a form which is acceptable to the Corporation which may be used by the Corporation to cancel such Restricted Shares in accordance with the provisions of the Plan and this Agreement. Upon issuance of the certificate or certificates for such Restricted Shares, the Recipient shall be a stockholder with respect to such Restricted Shares and shall have all the rights of a stockholder with respect to such Restricted Shares, including but not limited to, the right to vote such Restricted Shares and to receive dividends and other distributions paid with respect to such Restricted Shares. The certificate or certificates representing such Restricted Shares, together with the executed stock power, shall be held in custody by the Corporation or an agent therefor pursuant to the provisions of the Plan for the account of the Recipient.

                    4. Payment of Cash in Lieu of Issuance of Restricted Shares. In the event that the Recipient is deemed to have earned any Restricted Shares pursuant to the provisions of Section 2 hereof, the Corporation shall pay to the Recipient on each of January 2, 2004, 2005 and 2006 an amount in cash (in lieu of the issuance of Restricted Shares) equal to the product of (i) one-sixth (1/6th) of the Earned Restricted Shares Amount multiplied by (ii) the Market Price of the Common Stock on such date (hereinafter referred to as a "Restricted Payment"). As used herein, the term "Market Price" shall mean (x) if the Common Stock is Duly Listed, the closing price of the Common Stock on the date in question as reported on either a national securities exchange or on The Nasdaq Stock Market or, if there were no sales on that date, on the next preceding day on which there were sales or (y) if the Common Stock is not Duly Listed, the fair market value of the Common Stock on the date in question as determined by the Committee in good faith.

                    5. Restrictions. The Restricted Units awarded pursuant to this Agreement and any Restricted Shares or Restricted Payments which may be deemed to be earned or owing with respect thereto shall be subject to the following terms and conditions (the "Restrictions"):

                            (i) the Recipient  shall not be entitled to delivery
                  of a certificate representing the Restricted Shares until the Restrictions pertaining thereto shall be terminated pursuant to either Sections 6 or 7 hereof;

                           (ii) none of the Restricted Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of;

                          (iii) none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the Restrictions pertaining thereto shall be terminated pursuant to either Sections 6 or 7 hereof;

                           (iv) all of the  Restricted  Units shall be forfeited
                  and cancelled and all rights of the Recipient to such Restricted Units and any Restricted Shares or Restricted
                  Payments which may be deemed to be earned or owing with respect thereto shall terminate without further obligation on the part of the Corporation in the event that the Recipient ceases to be an Employee for any reason prior to January 2, 2003, for any reason;

                            (v) all of the  Restricted  Shares  which are issued
                  pursuant to Section 3 hereof shall be forfeited and cancelled and the Recipient shall have no further rights whatsoever with respect thereto in the event the Recipient ceases to be an Employee prior to January 2, 2004, for any reason other than a reason set forth in Section 7 hereof;

                           (vi) two-thirds (2/3rds) of any Restricted Shares which are issued pursuant to Section 3 hereof shall be forfeited and cancelled and the Recipient shall have no further rights whatsoever with respect thereto in the event the Recipient ceases to be an Employee prior to January 2, 2005, for any reason other than a reason described in Section 7 hereof;

                          (vii) one-third (1/3rd) of any Restricted Shares which
                  are issued pursuant to Section 3 hereof shall be forfeited and cancelled and the Recipient shall have no further rights whatsoever with respect thereto in the event the Recipient ceases to be an Employee prior to January 2, 2006, for any reason other than a reason described in Section 7 hereof;

                         (viii) any right of the Recipient to receive any Restricted Payments pursuant to Section 4 hereof shall be forfeited and cancelled and the Recipient shall have no further rights whatsoever with respect thereto in the event the Recipient ceases to be an Employee prior to the applicable payment date for such Restricted Payment for any reason other than a reason described in Section 7 hereof.

                    6. Vesting of Restricted Shares. The Restrictions respecting the Restricted Shares issued pursuant to Section 3 hereof which have not theretofore been forfeited and cancelled pursuant to Section 5 hereof shall terminate with respect to one-third (1/3rd) of such Restricted Shares on each of January 2, 2004, January 2, 2005 and January 2, 2006.

                    7. Termination of Restrictions upon Certain Events. The Restrictions shall terminate with respect to all of the Restricted Shares and the Restricted Payments which have not theretofore been forfeited and cancelled pursuant to Section 5 hereof upon the first to occur of the following events:

                    (i)  the death of the Recipient;

                    (ii) the Total Disability of the Recipient;

                    (iii)the  termination  of the  employment  of the  Recipient pursuant to an Eligible Retirement; or

                    (iv) the occurrence of a Change in Control.

                    8. Issuance of Stock Certificate for Vested Restricted Shares. Upon the termination of the Restrictions respecting any Restricted Shares pursuant to Section 6 hereof, the Corporation shall promptly cause a stock certificate representing such Restricted Shares to be delivered to the Recipient, free and clear of all Restrictions.

                    9. Accelerated Delivery of Stock Certificate and Payment of Restricted Payments. Upon the termination of the Restrictions respecting any Restricted Shares pursuant to Section 7 hereof, the Corporation shall promptly cause a stock certificate representing such Restricted Shares to be delivered to the Recipient, free and clear of all Restrictions, and shall promptly pay in cash an amount equal to the product of (i) 1/2 (if such termination occurs on or prior to January 2, 2004), 1/3 (if such termination occurs after January 2, 2004 and on or prior to January 2, 2005) or 1/6 (if such termination occurs after January 2, 2005) of the Earned Restricted Shares Amount multiplied by
         (ii) the Market Price of the Common Stock on the date of such termination.

                   10. Compliance with Law. No Restricted Shares shall be issued pursuant to this Agreement unless said issuance is in compliance with applicable federal and state tax and securities laws.

                    10.1. Certificate Legends. The certificates for Restricted Shares issued pursuant to this Agreement shall bear any legends deemed necessary or appropriate by the Corporation.

                          10.2. Representations of the Recipient. At the request
                  of the Corporation, the Recipient will deliver to the Corporation such signed representations as may be necessary, in the opinion of counsel satisfactory to the Corporation, for compliance with applicable federal and state securities laws.

                          10.3. Resale. In addition to the restrictions contained in the Plan, the Recipient's ability to transfer Restricted Shares issued pursuant to this Agreement or securities acquired in lieu thereof or in exchange therefor may be restricted under federal or state securities laws. The Recipient shall not resell or offer for resale such Restricted Shares or securities unless they have been registered or qualified for resale under all applicable federal and state securities laws or an exemption from such registration or qualification is available in the opinion of counsel satisfactory to the Corporation.

                   11. Notice. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated, all notices or communications by the Recipient to the Corporation shall be mailed or delivered to the Corporation to the attention of its Secretary at 800
         E. Northwest Highway, Des Plaines, Illinois 60016, and all notices or communications by the Corporation to the Recipient may be given to the Recipient personally or may be mailed to the Recipient at the most recent address which the Recipient has provided in writing to the Corporation.

                   12. Tax Treatment. The Recipient acknowledges that the tax treatment respecting the Restricted Shares issued pursuant to this Agreement or any events or transactions with respect thereto may be dependent upon various factors or events which are not determined by the Plan or this Agreement. The Corporation makes no representations to the Recipient with respect to and hereby disclaims all responsibility as to such tax treatment.

                   13. Withholding Taxes. The Corporation shall have the right to deduct from the amount of any Restricted Payment an amount sufficient to satisfy any federal, state or local withholding tax requirement. The Corporation shall have the right to require the Recipient to remit to the Corporation an amount sufficient to satisfy any federal, state or local withholding tax requirement prior to the issuance or delivery of any Restricted Shares to the Recipient. The Corporation will notify the Recipient of the amount of the withholding tax which must be paid under federal and, where applicable, state and local law. Upon receipt of such notice, the Recipient shall promptly remit to the Corporation the amount specified in such notice. No amounts of income received by the Recipient pursuant to this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Corporation or any subsidiary.

                   14. Effect on SERP. The Corporation and the Recipient agree that neither the value of any shares of Common Stock issued, nor the amount of any cash paid, to the Recipient pursuant to this Agreement shall be included in the definition of "Compensation" under the Littelfuse, Inc. Supplemental Executive Retirement Plan.

                   15. Change in Control. The Corporation and the Recipient agree that Oaktree Capital Management, LLC and its affiliates shall be deemed to be exempt from the provisions of subparagraph (d) of the definition of "Change in Control" under the Plan.

         IN WITNESS WHEREOF, the Corporation and the Recipient have executed this Restricted Shares Agreement effective as of the date first set forth above.

LITTELFUSE, INC.                                     RECIPIENT:


By_________________________________         __________________________________
Its_________________________________




                                                     EXHIBIT A


                                   ------------- ------------- ------------- -------------- ------------- -------------

                   15% and over        60%           68%           76%            84%           92%           100%
                                   ------------- ------------- ------------- -------------- ------------- -------------
                                   ------------- ------------- ------------- -------------- ------------- -------------

                  >14< 15%             52%           60%           68%            76%           84%           92%
                  -
                                   ------------- ------------- ------------- -------------- ------------- -------------
                                   ------------- ------------- ------------- -------------- ------------- -------------

EBITDA            >13< 14%             44%           52%           60%            68%           76%           84%
                  -

GROWTH

                                   ------------- ------------- ------------- -------------- ------------- -------------
                                   ------------- ------------- ------------- -------------- ------------- -------------

                  >12< 13%             36%           44%           52%            60%           68%           76%
                  -
                                   ------------- ------------- ------------- -------------- ------------- -------------
                                   ------------- ------------- ------------- -------------- ------------- -------------

                  >11< 12%             28%           36%           44%            52%           60%           68%
                  -
                                  -------------  ------------- ------------- -------------- ------------- -------------
                                   ------------- ------------- ------------- -------------- ------------- -------------

                  >10< 11%             20%           28%           36%            44%           52%           60%
                  -
                                   ------------- ------------- ------------- -------------- ------------- -------------
                                   ------------- ------------- ------------- -------------- ------------- -------------

                                     >15< 16%        >16< 17%    >17< 18%      >18< 19%       >19< 20%      20% and over
                                     -               -           -             -              -



                                                   AVERAGE RONTA